FREE WRITING PROSPECTUS Dated September 8, 2014	Filed Pursuant to Rule 433 Registration No. 333-178682 Registration No. 333-178682-04

On September 5, 2014, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), issued a press release containing a long-term issuer credit rating of BBB+, a short-term rating of A-2 and a stable outlook for World Omni Financial Corp. S&P may change these ratings or the outlook or downgrade World Omni Financial Corp. at any time.

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STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer, the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 294-1322.